# About ELEMENTS – Highlights

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

## ELEMENTS Details

**Investment Vehicle**

ELEMENTS are senior, unsecured debt obligations of an investment grade issuer, and are designed to provide investors with exposure to the total returns of various market indices, including stocks, bonds, commodities, currencies or some combination thereof.

**Investor Fee**

The amount investors receive on the maturity date or upon early repurchase by the issuer will be based on the direction of and percentage change in the level of the underlying market measure, any accrued and unpaid distributions, if applicable, and the effect of the per annum investor fee. Secondary market prices will also reflect the investment fee. The investor fee will depend on the nature of the underlying market measure and/or strategy. For more information, please refer to the prospectus for a particular ELEMENTS.

**Payment at Maturity**

If investors hold ELEMENTS to maturity, they will receive a cash payment at maturity that reflects the performance of the underlying market measure, any accrued and unpaid distributions, if applicable, and the effect of the investor fee.

## About ELEMENTS – Highlights

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

the prospectus for a particular ELEMENTS.

**Payment at Maturity**
If investors hold ELEMENTS to maturity, they will receive a cash payment at maturity that reflects the performance of the underlying market measure, any accrued and unpaid distributions, if applicable, and the effect of the investor fee.

**No Principal Protection**
ELEMENTS are not principal protected. At maturity or upon repurchase, investors will receive a cash payment linked to the performance of the underlying market measure. If the value of the underlying market measure decreases, or for Equity- and Commodity-linked ELEMENTS, does not increase by an amount greater than the investor fee applicable to the Equity- and Commodity-linked ELEMENTS, investors will receive less than their original investment in ELEMENTS upon maturity or repurchase by the issuer.

**No Dividend Distribution**
ELEMENTS will not make dividend distributions in the case of equity underlying.

**Distributions**
Equity- and Commodity-linked ELEMENTS do not make periodic distributions. Any income on the return is reflected in the daily indicative value.

Currency-linked ELEMENTS pay distributions as specified in the applicable prospectus.

**Liquidating Prior to Maturity**
Investors can liquidate ELEMENTS prior to maturity in two ways:

- Sell ELEMENTS on the relevant securities exchange through a broker or financial advisor

# About ELEMENTS – Highlights

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure | PDF Version | Printable Format

features that may make them a more attractive investment vehicle to certain investors than index mutual funds and ETFs.

| | ELEMENTS | Index Mutual Funds | ETFs |
|---|---|---|---|
| **Type of Securities** | Debt Securities | Registered Investment Companies | Registered Investment Companies |
| **Primary Risk** | Market and Issuer Risks | Market Risk | Market Risk |
| **Liquidity** | Daily (intraday) at market price on exchange | Daily (close of business) at net asset value | Daily (intraday) at market price on exchange |
| **Tax** | For Equity- and Commodity-linked ELEMENTS, tax reporting intended in year of sale, maturity or repurchase by the issuer<br><br>For Currency-linked ELEMENTS, Yearly 1099 tax reporting. | Yearly 1099 tax reporting | Yearly 1099 tax reporting |
| **How to** | (1)Via a broker or financial | Redemption via a | (1)Via a broker or |

## About ELEMENTS – Highlights

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure    PDF Version    Printable Format

| | | | |
|---|---|---|---|
| | reporting. | | |
| **How to Liquidate an Investment** | (1)Via a broker or financial advisor through sale on the exchange or (2)through daily or weekly repurchase by the issuer (as specified in each ELEMENTS prospectus) during some or all of the term of ELEMENTS, subject to minimum size requirements[2] | Redemption via a broker, financial advisor or fund company daily (close of business) at net asset value | (1)Via a broker or financial advisor through sale on the exchange or (2)through daily redemption from the issuer at net asset value, subject to minimum size requirements |
| **Distributions** | Equity- and Commodity-linked ELEMENTS do not make periodic distributions. Any income on the return is reflected in the daily indicative value. Currency-linked ELEMENTS pay distributions as specified in the applicable prospectus. | Yes | Yes |
| **Short Sales[1]** | Available both on an uptick and a downtick | Not available | Available both on an uptick and a downtick |
| **Voting Rights** | None except for changes to the terms of ELEMENTS | Yes | Yes |

Index mutual funds and ETFs are investment companies registered with the Securities and Exchange Commission under the Investment Company Act of 1940. ELEMENTS are not required

## About ELEMENTS – Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

### Benefits

**Access to New Markets and Strategies**
Certain asset classes and strategies are not easily accessible to individual investors. ELEMENTS provide opportunities to gain exposure to these asset classes and strategies in a cost-efficient way.

**Portfolio Diversification**
ELEMENTS are designed to provide investors with exposure to the total returns of various market indices, including stocks, bonds, commodities, currencies or some combination thereof. ELEMENTS can help investors utilize core and tactical strategies across asset classes, sectors and investment styles in order to construct a well-rounded portfolio to meet their investment objectives.

Certain asset classes, such as commodities and currencies, tend to have low correlations to traditional investments, such as stocks and bonds. Low correlation means the performance of one asset class has little relation with the performance of the other asset class. Thus, by adding ELEMENTS to a portfolio of stocks and bonds, investors have an opportunity to diversify their portfolio and thereby potentially reduce the risk profile of their portfolio.

**Price Transparency**
ELEMENTS are designed to provide a return that is linked to the performance of an underlying market measure less the investor fee.

The daily closing prices, daily closing indicative values and repurchase values[1] of all ELEMENTS will be available on the product section under ELEMENTS Products, so that investors can easily track the performance of their ELEMENTS.

## About ELEMENTS – Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure

PDF Version Printable Format

ELEMENTS are designed to provide investors with exposure to the total returns of various market indices, including stocks, bonds, commodities, currencies or some combination thereof. ELEMENTS can help investors utilize core and tactical strategies across asset classes, sectors and investment styles in order to construct a well-rounded portfolio to meet their investment objectives.

Certain asset classes, such as commodities and currencies, tend to have low correlations to traditional investments, such as stocks and bonds. Low correlation means the performance of one asset class has little relation with the performance of the other asset class. Thus, by adding ELEMENTS to a portfolio of stocks and bonds, investors have an opportunity to diversify their portfolio and thereby potentially reduce the risk profile of their portfolio.

**Price Transparency**
ELEMENTS are designed to provide a return that is linked to the performance of an underlying market measure less the investor fee.

The daily closing prices, daily closing indicative values and repurchase values[1] of all ELEMENTS will be available on the product section under ELEMENTS Products, so that investors can easily track the performance of their ELEMENTS.

[1]An indicative value for a particular ELEMENTS is equal to the repurchase value when ELEMENTS are eligible to be repurchased. The indicative value will be provided for reference purposes only. The official daily or weekly repurchase value (as specified in each relevant ELEMENTS prospectus) will be used for any repurchase by the issuer. For more information, please refer to the particular ELEMENTS prospectus.

**Tax Treatment**

## About ELEMENTS – Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure   PDF Version   Printable Format

**Tax Treatment**

- **Equity- and Commodity-linked ELEMENTS**
  ELEMENTS are intended to offer a tax-efficient way to invest. Index mutual funds and exchange-traded funds (ETFs) are often required to make yearly taxable income and capital gains distributions to shareholders. In contrast, the timing of the realization of gains or losses on their ELEMENTS is based on when investors buy and sell their investment. Under the intended treatment, investors will only realize gains or losses upon the sale, maturity or repurchase by the issuer of their ELEMENTS

  Prospectuses offering ELEMENTS will include information regarding their expected tax treatment, and an investor should read this for a more complete understanding of the intended tax treatment of particular ELEMENTS and any related tax risks. We do not offer tax or legal advice. An investor should consult with tax and legal advisors before investing.

- **Currency-linked ELEMENTS**
  The Currency ELEMENTS will be treated as "foreign currency" debt instruments for U.S. federal income tax purposes. Holders of Currency ELEMENTS generally should include the coupon payments in their income as ordinary interest at the time such coupon payments are accrued or received by such holders (in accordance with their regular method of tax accounting). Gain or loss recognized in connection with the sale, maturity or repurchase by the issuer of Currency ELEMENTS will generally be treated as ordinary income or loss to the extent attributable to fluctuations in exchange rates.

  Prospectuses offering Currency-linked ELEMENTS will include information regarding their tax treatment, and an investor should read this for a more complete understanding of the tax treatment of particular Currency ELEMENTS and any related tax risks. We do not offer

## About ELEMENTS – Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure    PDF Version    Printable Format

summary in the relevant disclosure document for particular ELEMENTS, and should consult their own tax advisers regarding the tax consequences to them of an investment in those ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

**Flexibility and Liquidity**

Like equities, ELEMENTS offer the liquidity provided by exchange listing. ELEMENTS also provide a liquidity-enhancing institutional-size repurchase feature during some or all of their term. Individual investors can choose to sell ELEMENTS in the secondary market at market prices during trading hours or hold ELEMENTS until maturity or repurchase by the issuer. Investors may offer ELEMENTS for repurchase by the issuer on a daily or weekly basis (as specified in each ELEMENTS prospectus). The issuer will require investors to have a minimum number of units for repurchase and a repurchase fee may apply. Please consult a broker or financial advisor for more information. Investors will receive a cash payment based on the performance of the index, less an investor fee, at maturity or earlier repurchase by the issuer.

### Risks

Summarized below are potential risks associated with an investment in ELEMENTS. For a more comprehensive list of risk factors, please refer to the prospectus for each series of ELEMENTS.

# About ELEMENTS – Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

ELEMENTS prospectus). The issuer will require investors to have a minimum number of units for repurchase and a repurchase fee may apply. Please consult a broker or financial advisor for more information. Investors will receive a cash payment based on the performance of the index, less an investor fee, at maturity or earlier repurchase by the issuer.

## Risks

Summarized below are potential risks associated with an investment in ELEMENTS. For a more comprehensive list of risk factors, please refer to the prospectus for each series of ELEMENTS.

**No Principal Protection**

ELEMENTS are not principal protected. At maturity or upon repurchase, investors will receive a cash payment linked to the performance of the underlying market measure. If the value of the underlying market measure decreases, or for Equity- and Commodity-linked ELEMENTS, does not increase by an amount greater than the investor fee applicable to the Equity- and Commodity-linked ELEMENTS, investors will receive less than their original investment in ELEMENTS upon maturity or repurchase by the issuer.

**Underlying Index Risk**

The return on each Equity- and Commodity-linked ELEMENTS is linked to the performance of its underlying index, which, in turn, is linked to the prices of the underlying index components. These prices may change unpredictably, affecting the value of the underlying index and, consequently, the value of your Equity- and Commodity-linked ELEMENTS in unforeseeable ways.

**Concentrated Investment Risk**

The underlying components of some ELEMENTS may be concentrated in a specific sector. The investment may therefore carry risks similar to a concentrated investment in a limited number of industries or sectors.

# About ELEMENTS – Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

is linked to the prices of the underlying index components. These prices may change unpredictably, affecting the value of the underlying index and, consequently, the value of your ELEMENTS in unforeseeable ways.

**Concentrated Investment Risk**
The underlying components of some ELEMENTS may be concentrated in a specific sector. The investment may therefore carry risks similar to a concentrated investment in a limited number of industries or sectors.

**Interest Payments**
You may not be entitled to receive periodic interest payments on your ELEMENTS. As each series of ELEMENTS has differing characteristics, you should review the prospectus applicable to that series to determine whether interest accrues on the ELEMENTS and, if so, at what rate.

**Issuer Risk**
ELEMENTS are unsecured debt securities of the issuer. The repayment of the principal, interest, if any, and the payment of any returns at maturity or upon repurchase by the issuer are dependent on that issuer's ability to pay.

**A Trading Market for the ELEMENTS May Not Develop**

Although ELEMENTS are listed on a U.S. securities exchange, a trading market for ELEMENTS may not develop. Affiliates of certain issuers and the broker-dealers distributing ELEMENTS may engage in limited purchase and resale transactions. However, they are not required to do so and, if they engage in such transactions, they may stop at any time. The issuer is not required to maintain any listing of ELEMENTS on an exchange.

## About ELEMENTS – Tax Information

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

### ELEMENTS Treatment for U.S. Federal Income Tax Purposes

**Equity- and Commodity-linked ELEMENTS**

On Friday, December 7, 2007, the U.S. Internal Revenue Service (the "IRS") released a notice announcing that they are reviewing the proper U.S. federal income tax treatment of prepaid forward contracts, which is how it is intended that the Equity- and Commodity-linked ELEMENTS be treated for tax purposes. According to the notice, the IRS and the U.S. Department of the Treasury are actively considering, among other things, whether the holder of such an instrument should be required to accrue either ordinary income or capital gain on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under any such guidance, which could be applied retroactively, holders of ELEMENTS may ultimately be required to accrue income currently, or may be subject to an interest charge when their ELEMENTS are sold or redeemed, and that non-U.S. holders may be subject to withholding tax on all or a portion of any required accruals of income. Potential investors should consult their tax advisers concerning the potential effect, if any, of the above considerations on their investment in ELEMENTS. Unless and until such time as the government determines that some other treatment is more appropriate, it is intended that the current tax treatment of ELEMENTS will remain unchanged.

No administrative or judicial ruling directly discusses the treatment of ELEMENTS. It is intended that the ELEMENTS be treated for U.S. tax purposes as prepaid contracts with respect to the relevant stock, stock index, commodities index or similar underlying benchmark. If this U.S. tax treatment is respected, ELEMENTS should not be treated as debt for U.S. federal income tax purposes, and investors should not recognize taxable income due to interest inclusions or original issue discount (OID) during their holding period of ELEMENTS. Therefore, under this treatment, investors should only recognize a capital gain or loss upon the sale, maturity or repurchase by the issuer of their ELEMENTS.

## About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

### General

**What are ELEMENTS?**
ELEMENTS are senior, unsecured debt obligations of a highly rated issuer (S&P credit rating of AA or better), and are designed to provide investors with exposure to the total returns of various market measures across asset classes. ELEMENTS are not equities or index mutual funds, but they do share several characteristics with these investments. For example, like equities, they trade on an exchange and can be shorted. Like an index mutual fund they are linked to the return of an underlying market measure.

**What are the advantages of ELEMENTS?**
ELEMENTS provide investors with convenient access to the returns of market measures, less investor fees, with easy transferability and an exchange listing. The ELEMENTS structure allows investors to achieve cost-effective, tax-efficient investment in previously expensive or difficult-to-reach market sectors or strategies.

**How are the returns of ELEMENTS calculated?**
ELEMENTS are designed to provide investors with a return that is linked to the total return of an underlying market measure less the investor fee.

**Will ELEMENTS have a daily net asset value (NAV)?**
ELEMENTS will NOT have a daily NAV because ELEMENTS are debt securities, not mutual funds. However, ELEMENTS will have a daily indicative value which is equal to the repurchase value where the ELEMENTS are eligible to be repurchased. The daily indicative value may be lower or higher than the market (trading) price of a particular ELEMENTS and is provided for information purposes only. Intraday daily indicative value for each ELEMENTS will be available on Bloomberg and the closing daily indicative value for each outstanding ELEMENTS will be published on the

## About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure     PDF Version     Printable Format

**Will ELEMENTS have a daily net asset value (NAV)?**
ELEMENTS will NOT have a daily NAV because ELEMENTS are debt securities, not mutual funds. However, ELEMENTS will have a daily indicative value which is equal to the repurchase value where the ELEMENTS are eligible to be repurchased. The daily indicative value may be lower or higher than the market (trading) price of a particular ELEMENTS and is provided for information purposes only. Intraday daily indicative value for each ELEMENTS will be available on Bloomberg and the closing daily indicative value for each outstanding ELEMENTS will be published on the relevant product section under ELEMENTS Products page.

**What is the difference between market (trading) price and closing indicative value for ELEMENTS?**
The market (trading) price for ELEMENTS is the bid or ask price based on supply and demand of each ELEMENTS on the relevant U.S. securities exchange. On the other hand, the term "indicative value" is used to refer to the value at a given time determined based on the following equation for Equity- and Commodity-linked ELEMENTS (for Currency-linked-ELEMENTS, refer to the specific currency product pages):
Closing Indicative Value = $10 X (Closing Index Level / Initial Index Level) X Current Fee Factor
where:

> Closing Index Level = The most recent published closing level of the index available;
> Initial Index Level = The closing level of index on the inception date; and
> Current Fee Factor = One minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable date divided by 365.

**If an issuer's credit rating is downgraded, what happens to the closing indicative**

# About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure

PDF Version Printable Format

**Do ELEMENTS make distributions?**
Equity- and Commodity-linked ELEMENTS do not make dividend distributions.

Currency-linked ELEMENTS may make periodic distributions, less an investor fee. The procedures used to determine the amount of distribution, if any, will be specified in the relevant ELEMENTS prospectus.

**Do ELEMENTS offer principal protection?**
ELEMENTS do not offer principal protection. At maturity or upon repurchase, investors will receive a cash payment linked to the performance of the underlying market measure. If the value of the underlying market measure decreases, or for Equity- and Commodity-linked ELEMENTS, does not increase by an amount greater than the investor fee applicable to the Equity- and Commodity-linked ELEMENTS, investors will receive less than their original investment in ELEMENTS upon maturity or repurchase by the issuer.

**Are ELEMENTS registered with the Securities and Exchange Commission?**
Yes, ELEMENTS are registered under the Securities Act of 1933. ELEMENTS are not required to be registered with the SEC under the Investment Company Act of 1940.

**Do ELEMENTS have voting rights?**
ELEMENTS are debt securities and have voting rights only for the changes to their terms.

**For commodity-based ELEMENTS, are ELEMENTS regulated by the CFTC (Commodity Futures Trading Commission)?**
No. ELEMENTS are debt securities issued by a highly rated corporate issuer. However, futures contracts underlying the relevant market index may be regulated by the CFTC.

# About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

**Equity- and Commodity-linked ELEMENTS**

**What makes Equity- and Commodity-linked ELEMENTS a tax-efficient investment option?**
ELEMENTS are intended to provide a tax-efficient means to invest. Unlike mutual funds that may be required to make taxable distributions to shareholders, ELEMENTS currently available will not make taxable distributions. This enables investors to control the timing of taxable events related to their investment in ELEMENTS. Under the intended tax treatment, ELEMENTS should not be treated as debt for U.S. federal income tax purposes, so there should be no interest inclusions or OID on ELEMENTS.

Investors should note that the generally intended tax treatment discussed above may not apply to all ELEMENTS, and that the expected tax treatment of particular ELEMENTS will depend on the specific nature and terms of those ELEMENTS. The tax summary provided in the disclosure document for particular ELEMENTS will supersede, and should be read to replace, the above discussion in respect of those ELEMENTS. In evaluating any potential investment in ELEMENTS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for particular ELEMENTS, and should consult their own tax advisers regarding the tax consequences to them of an investment in those ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

**How is the tax treatment of Equity- and Commodity-linked ELEMENTS different from that of a traditional bond?**
ELEMENTS based on stock or commodities indices should be treated as prepaid contracts for tax purposes. In contrast, corporate bonds are normally treated as debt for tax purposes, which means that interest payments on typical corporate bonds are treated as income and principal

# About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure PDF Version Printable Format

discussion in respect of those ELEMENTS. In evaluating any potential investment in ELEMENTS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for particular ELEMENTS, and should consult their own tax advisers regarding the tax consequences to them of an investment in those ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

**How is the tax treatment of Equity- and Commodity-linked ELEMENTS different from that of a traditional bond?**
ELEMENTS based on stock or commodities indices should be treated as prepaid contracts for tax purposes. In contrast, corporate bonds are normally treated as debt for tax purposes, which means that interest payments on typical corporate bonds are treated as income and principal payments are treated as return of capital. Any debt instrument that is issued at a discount to its face value (principal amount) is considered to have implicit interest (that is, the difference between the price paid and the face value is considered interest that amortizes over the life of the instrument), which is referred to as OID and treated as ordinary income. Because under the intended tax treatment of ELEMENTS should not be treated as debt for U.S. federal income tax purposes, there should be no interest inclusions or OID on ELEMENTS.

**Equity- and Commodity-linked ELEMENTS are issued in the form of unsecured debt securities of a corporate issuer—might they also be treated as debt for tax purposes?**
The tax treatment of a security as debt or equity does not necessarily follow the form of the security. Where a security in the form of debt lacks certain essential characteristics of debt such as guaranteed repayment of principal investment or interest accrual, and has the economic characteristics of another type of investment the applicable U.S. tax rules generally characterize the security based on its economic terms rather than the labels applied to the security for non-tax purposes.

**What is a prepaid contract?**

## About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Brochure    PDF Version    Printable Format

intended tax treatment of ELEMENTS should not be treated as debt for U.S. federal income tax purposes, there should be no interest inclusions or OID on ELEMENTS.

**Equity- and Commodity-linked ELEMENTS are issued in the form of unsecured debt securities of a corporate issuer—might they also be treated as debt for tax purposes?**
The tax treatment of a security as debt or equity does not necessarily follow the form of the security. Where a security in the form of debt lacks certain essential characteristics of debt such as guaranteed repayment of principal investment or interest accrual, and has the economic characteristics of another type of investment the applicable U.S. tax rules generally characterize the security based on its economic terms rather than the labels applied to the security for non-tax purposes.

**What is a prepaid contract?**
A prepaid contract is a financial instrument, such as a forward contract. The owner of a prepaid contract pays an initial amount in order to receive a future contingent payment based on the value of an index or other underlying benchmark at a specified time.

**Currency-linked ELEMENTS**

**What is the tax treatment of Currency Linked ELEMENTS?**
The Currency-linked ELEMENTS will be treated as "foreign currency" debt instruments for U.S. federal income tax purposes. Holders of Currency-linked ELEMENTS generally should include the coupon payments in their income as ordinary interest at the time such coupon payments are accured or received by such holders (in accordance with their regular method of tax accounting). Gain or loss recognized in connection with the sale, maturity or repurchase by the issuer of Currency-linked ELEMENTS will generally be treated as ordinary income or loss to the extent attributable to fluctuations in exchange rates.

## ELEMENTS℠ Linked to the MLCX Biofuels Index (Exchange Series) — Total Return

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure　Prospectus　Printable Format

Market Data　Returns　Profile

guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

**Returns**　As of market close 02/04/2008

| Timeframe | 1 mo | 3 mo | 6 mo | YTD | 1 yr | 3 yr | 5 yr | Since Note Inception |
|---|---|---|---|---|---|---|---|---|
| S&P GSCI™ Biofuel Total Return Index | 8.44% | 27.26% | 36.20% | 12.31% | 32.51% | 21.18% | 9.11% | 0.30% |
| MLCX Biofuels Index (Exchange Series)-Total Return | 7.23% | 27.02% | 40.85% | 11.17% | 46.91% | 27.15% | 18.56% | 0.30% |
| MLCX Biofuels ELEMENTS ETNs (Indicative Value) | | | | | | | | 0.00% |
| MLCX Biofuels ELEMENTS ETNs (Market Price) | N.A. | N.A. | N.A. | N.A. | N.A. | N.A. | N.A. | -100.00% |

3yr and 5yr represent annualized returns. The performance quoted represents historical performance and is

## ELEMENTS℠ Linked to the MLCX Grains Index— Total Return

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure   Prospectus   Printable Format

Market Data   Returns   Profile

guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

### Returns

As of market close N.A.

| Timeframe | 1 mo | 3 mo | 6 mo | YTD | 1 yr | 3 yr | 5 yr | Since Note Inception |
|---|---|---|---|---|---|---|---|---|
| S&P GSCI™ Grains Total Return Index | | | | | | | | 70758.00% |
| MLCX Grains Index- Total Return | 5.65% | 26.04% | 47.64% | 10.22% | 61.94% | 30.40% | 13.65% | 14104.00% |
| MLCX Grains ELEMENTS ETNs (Indicative Value) | | | | | | | | 900.00% |
| MLCX Grains ELEMENTS ETNs (Market Price) | N.A. | N.A. | N.A. | N.A. | N.A. | N.A. | N.A. | -100.00% |

3yr and 5yr represent annualized returns. The performance quoted represents historical performance and is not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or decrease at any time during the term of the ELEMENTS. There can be no assurance that the future performance of the ELEMENTS or the index will result in holders of the ELEMENTS receiving a positive return on their investment.

# ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure  Prospectus  Printable Format

Market Data | Returns | Profile | Components

guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

## Returns

As of market close 02/04/2008

| Timeframe | 1 mo | 3 mo | 6 mo | YTD | 1 yr | 3 yr | 5 yr | Since Note Inception |
|---|---|---|---|---|---|---|---|---|
| Dow Jones-AIG Commodity Index® - Total Return℠ | 1.28% | 4.99% | 15.21% | 3.98% | 21.30% | 14.94% | 13.33% | 7.79% |
| Rogers International Commodity Index - Total Return | 0.06% | 4.55% | 20.49% | 2.59% | 37.59% | 17.61% | 19.39% | 8.94% |
| RICI – Total Return ELEMENTS (Indicative Value) | -0.00% | 4.35% | | 2.52% | | | | 8.70% |
| RICI- Total Return ELEMENTS (Market Price) | -0.09% | 4.55% | N.A. | 2.32% | N.A. | N.A. | N.A. | 9.30% |

# ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure  Prospectus  Printable Format

Market Data | Returns | Profile | Components

guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

**Returns** As of market close 02/04/2008

| Timeframe | 1 mo | 3 mo | 6 mo | YTD | 1 yr | 3 yr | 5 yr | Since Note Inception |
|---|---|---|---|---|---|---|---|---|
| Rogers International Commodity Index - Total Return | 0.06% | 4.55% | 20.49% | 2.59% | 37.59% | 17.61% | 19.39% | 8.94% |
| Rogers International Commodity Index – Agriculture Total Return | 4.56% | 16.30% | 24.67% | 7.04% | 31.15% | 13.77% | 8.78% | 16.63% |
| RICI – Agriculture ELEMENTS (Indicative Value) | 4.50% | 16.07% | | 6.97% | | | | 16.40% |
| RICI- Agriculture ELEMENTS (Market Price) | 4.21% | 15.94% | N.A. | 6.50% | N.A. | N.A. | N.A. | 16.60% |

## ELEMENTS℠ Linked to the Rogers International Commodity Index® Energy Total Return℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure Prospectus Printable Format

Market Data | Returns | Profile | Components

guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

**Returns** As of market close 02/04/2008

| Timeframe | 1 mo | 3 mo | 6 mo | YTD | 1 yr | 3 yr | 5 yr | Since Note Inception |
|---|---|---|---|---|---|---|---|---|
| Rogers International Commodity Index - Total Return | 0.06% | 4.55% | 20.49% | 2.59% | 37.59% | 17.61% | 19.39% | 8.94% |
| Rogers International Commodity - Energy Total Return | -6.40% | -2.76% | 23.23% | -4.14% | 45.87% | 10.32% | 20.68% | 6.15% |
| RICI – Energy ELEMENTS (Indicative Value) | -6.46% | -2.95% | | -4.21% | | | | 5.90% |
| RICI – Energy ELEMENTS (Market Price) | -7.03% | -3.25% | N.A. | -4.37% | N.A. | N.A. | N.A. | 4.90% |

3yr and 5yr represent annualized returns. The performance quoted represents historical performance and is

# ELEMENTS SM Linked to the Rogers International Commodity Index® Metals Total Return SM

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure Prospectus Printable Format

Market Data | Returns | Profile | Components

**Returns** As of market close 02/04/2008

| Timeframe | 1 mo | 3 mo | 6 mo | YTD | 1 yr | 3 yr | 5 yr | Since Note Inception |
|---|---|---|---|---|---|---|---|---|
| Rogers International Commodity Index - Total Return | 0.06% | 4.55% | 20.49% | 2.59% | 37.59% | 17.61% | 19.39% | 8.94% |
| Rogers International Commodity Index - Metals Total Return | 6.30% | 1.04% | 5.68% | 9.51% | 26.83% | 34.84% | 30.29% | 0.63% |
| RICI – Metals ELEMENTS (Indicative Value) | 6.24% | 0.85% | | 9.43% | | | | 0.40% |
| RICI – Metals ELEMENTS (Market Price) | 6.55% | 1.09% | N.A. | 9.51% | N.A. | N.A. | N.A. | -0.40% |

3yr and 5yr represent annualized returns. The performance quoted represents historical performance and is not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or decrease at any time during the term of the ELEMENTS. There can be no assurance that the future

# ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure    Prospectus    Printable Format

Market Data    Returns    Profile

guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

**Returns**

As of market close 02/04/2008

| Timeframe | 1 mo | 3 mo | 6 mo | YTD | 1 yr | 3 yr | 5 yr | Since Note Inception |
|---|---|---|---|---|---|---|---|---|
| S&P 500 Total Return Index | -2.08% | -8.07% | -2.71% | -5.84% | -2.86% | 6.68% | 12.26% | -4.85% |
| SPECTRUM Large Cap US Sector Momentum Index | -5.12% | -7.49% | 0.45% | -7.62% | 1.72% | 9.65% | 15.23% | -4.27% |
| SPECTRUM ELEMENTS (Indicative Value) | -5.16% | -7.68% | 0.10% | -7.68% | N.A. | N.A. | N.A. | -4.70% |
| SPECTRUM ELEMENTS (Market Price) | -8.25% | -9.53% | N.A. | -8.25% | N.A. | N.A. | N.A. | -5.60% |

3yr and 5yr represent annualized returns. The performance quoted represents historical performance and is not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or decrease at any time during the term of the ELEMENTS. There can be no assurance that the future performance of the ELEMENTS or the index will result in holders of the ELEMENTS receiving a positive return on their investment.